EXHIBIT 99.1

Comtech Announces Leadership Updates

Adds Experienced Public Company Finance and Legal Executives as It Commences the Transition to a Focused Public Safety Technology Leader

Chandler, Ariz. – October 14, 2026 – Comtech Telecommunications Corp. (NASDAQ: CMTL) (“Comtech” or the “Company”), a global communications technology leader, today announced the appointments of Richard ("Rich") Nyren as Executive Vice President, Finance, and Amy Rothstein-Hovey as General Counsel. The appointments are part of a carefully planned transition as the Company prepares for its next chapter following the anticipated closing of the sale of most of its Satellite & Space Communications ("S&S") segment and its future focus on building upon its leadership position in public safety.

Mr. Nyren joined Comtech on October 8, 2026, and will become Chief Financial Officer following the filing of the Company's Form 10-Q for the first quarter of fiscal 2027, currently anticipated by December 10, 2026. Mr. Nyren will succeed Michael Bondi, who will remain CFO through the filing of the 10-Q and is assisting with the transition of his responsibilities. Mr. Bondi joined Comtech in 2004 as Vice President, Controller, has served as CFO since 2018 and is departing amicably and with the support and appreciation of the Company in connection with the anticipated closing of the transaction and transition of operations.

Ms. Rothstein-Hovey joined Comtech as General Counsel on October 1, 2026, and will become Chief Legal Officer and Corporate Secretary immediately following the anticipated completion of the S&S transaction. Ms. Rothstein-Hovey will succeed Don Walther, who will remain Chief Legal Officer and Corporate Secretary through the closing of the S&S transaction and is assisting with the transition of his responsibilities. Mr. Walther joined Comtech in 2023 and is departing amicably and with the support and appreciation of the Company in connection with the anticipated closing and transition of operations.

“We are pleased to welcome Rich and Amy to Comtech,” said Ken Traub, Chairman, President and CEO of Comtech. “Rich has a strong track record of scaling mission-critical communications businesses, and Amy brings deep experience in governance, strategic transactions and capital markets. They will be key leaders as we complete the divestiture of the S&S segment and streamline our operations to be fit for purpose for the long-term growth and success of the Company centered around Allerium’s public safety operations, which are led by Jeff Robertson.”

Mr. Nyren brings more than 30 years of finance, accounting, capital markets and strategic leadership experience across mission-critical communications, aerospace, satellite technology, telecommunications, and infrastructure businesses. Most recently, he served as Chief Financial Officer of Aireon, where he helped transform the company from a pre-revenue startup into a profitable aviation surveillance technology business and led more than $400 million in debt and equity financings. He previously served as Chief Accounting Officer of Iridium Communications, held senior finance roles at XO Communications and Fairchild Corporation, and is a Certified Public Accountant.

Ms. Rothstein-Hovey brings more than 20 years of experience guiding governance, strategic transactions, capital markets activities, enterprise risk management, and growth initiatives across global public and private companies. She most recently served as Chief Legal Officer and Head of Corporate Development for Nexxen International, after serving as Chief Operating Officer at RhythmOne and General Counsel at YuMe. She currently serves as an independent director of Arlo Technologies.

Mr. Nyren will lead the Company’s finance organization and will be based in Allerium’s Broomfield, Colorado office. Ms. Rothstein-Hovey will be based in Allerium's Seattle office.

“I want to wholeheartedly thank and compliment Mike and Don for their dedication and partnership as Comtech successfully navigated its transformation over the past two years,” said Mr. Traub. “Their leadership has been critical to executing the initiatives that have significantly strengthened Comtech financially, operationally, organizationally and strategically. We look forward to continuing to work closely with Mike and Don during this transition period and are very grateful for their valuable contributions that have enabled us to get to this pivotal point in the Company’s evolution. We are also excited about the critical roles that Rich and Amy will serve as they will be integrated closely with Jeff’s Allerium team in building a focused, dynamic leader in public safety.”

About Comtech
Comtech is transitioning to a focused communications technology company with deep expertise in public safety and mobile networks and a unique command of where they intersect. Through its Allerium segment, Comtech provides infrastructure and software that help locate, route, deliver, answer and coordinate 9-1-1 and emergency communications, while providing mobile network operators with carrier-grade location, messaging and public alerting capabilities. Together, these capabilities connect people, devices and critical information when every connection counts.

In June 2026, Comtech agreed to sell most of its Satellite and Space Communications business to Gilat Satellite Networks Ltd. The transaction remains subject to regulatory approvals and customary closing conditions. For more information, please visit www.comtech.com.

Cautionary Note Regarding Forward-Looking
Certain information in this press release contains, and oral statements made by its representatives from time to time may contain, forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goal,” “outlook,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and similar references to future periods, or the negative of those words and expressions, as well as statements in future tense. Forward-looking statements include, among others, statements regarding the expected completion of, the anticipated benefits of, and its plans, strategies and objectives relating to, the pending transaction with Gilat Satellite Networks Ltd, including the time frame in which such proposed transaction will occur, its expectations for further portfolio-shaping opportunities, its expectations for other operational initiatives, its expectations for completing further financing initiatives, its future performance and financial condition, the plans and objectives of its management and its assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under its control which may cause its actual results, future performance and financial condition, and achievement of its plans and objectives of its management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or its good faith belief with respect to future events, and is subject to risks and uncertainties that are difficult to predict and many of which are outside of its control. Factors that could cause actual results to differ materially from current expectations include, among other things: its ability to consummate the transactions on a timely basis or at all; unexpected costs, liabilities or delays in connection with the proposed transaction; the significant transaction costs associated with the proposed transaction; negative effects of the announcement, pendency or consummation of the transaction on the market price of its common stock or operating results, including as a result of changes in key customer, supplier, employee or other business relationships; the risk of litigation or regulatory actions; its inability to retain and hire key personnel; further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; its ability to access capital and liquidity; changes in its executive leadership; the possibility that the expected benefits from its strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from, and uncertainties regarding, future actions that may be taken by activist stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that it will be unsuccessful in implementing a tactical shift in its Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products and solutions with higher margins; the nature and timing of its receipt of, and its performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; the timing and amount of adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements or rebranding; changing customer demands and/or procurement strategies and its ability to scale opportunities and deliver solutions to current and prospective customers; changes and uncertainty in prevailing economic and political conditions (including financial and capital market conditions), including as a result of military conflicts or any tariff, trade restrictions or similar matters; impact of government shutdowns; changes to government procurement practices; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with its legal proceedings, customer claims for indemnification, and other similar matters; risks associated with its obligations under its credit facilities; risks associated with its large contracts; risks associated with supply chain disruptions; and other factors described in this and its other filings with the Securities and Exchange Commission (“SEC”). However, these risks are not the only risks that it faces. Additional risks and uncertainties, not currently known to the Company or that do not currently appear to be material, may also materially adversely affect its business, financial condition and/or operating results in the future. The Company describes risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors” (Part I, Item 1A) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (Part II, Item 7) sections of its Annual Report on Form 10-K, filed with the SEC on October 14, 2026, as the same may be updated from time to time in the Company's various filings with the SEC. The Company does not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Investor Relations Contact	Media Contacts
Maria Ceriello	Andrew Rotheram	Longacre Square Partners
631-962-7115	206-829-3050	comtech@longacresquare.com
Maria.Ceriello@comtech.com	Andrew.Rotheram@comtech.com